UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2006

ADTRAN, INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware	0-24612	63-0918200
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

901 Explorer Boulevard
Huntsville, Alabama 35806-2807
(Address of principal executive offices, including zip code)

(256) 963-8000
(Registrant's telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

           On January 23, 2006, the Board of Directors of ADTRAN, Inc. (the "Company") adopted the ADTRAN, Inc. Management Incentive Bonus Plan (the "Plan"), effective as of January 1, 2006, to provide annual cash incentives and to attract and retain qualified executives.  The Compensation Committee of the Board of Directors of the Company (the "Committee") administers the Plan.  Officers and management employees selected by the chief executive officer or chief operating officer are eligible to participate in the Plan, as approved by the Committee.  Within 90 days of the beginning of each plan year, the Committee may determine the performance awards (which are intended to be performance-based awards under Section 162(m) of the Internal Revenue Code of 1986, as amended) by establishing the target awards, generally as a percentage of base compensation, and the performance measures against which the target awards will be measured, which are generally related to the performance of the Company but may also be based on individual performance.  In no event will a performance award to any one individual exceed the maximum performance award of $1,000,000.  As soon as possible after the end of each plan year, the Committee will certify the attainment of the performance measures and will award the performance awards, subject to its discretion to reduce the performance awards, and subject to final Board approval of the awards recommended by the Committee.  Performance awards are paid in cash as soon as possible after the Committee's certification, provided the participant is still employed when the awards are paid.  In the event of a change in control, if the performance measures have been attained, a participant will receive an immediate lump sum cash payment of the performance award.

            On January 23, 2006, the Committee established corporate financial targets based on minimum after-tax earnings per share for fiscal year 2006.  If the fiscal year 2006 earnings per share minimum is met, the Committee may award bonuses as a percentage of base compensation relative to the amount by which the earnings per share exceeded the minimum target level.  If the minimum performance measure is attained, the minimum target award is 10% of base compensation for the chief executive officer, chief operating officer and senior vice presidents (with 1% increases relative to specified earnings per share increases) and 5% of base compensation for the vice presidents (with one-half percent increases relative to specified earnings per share increases).  If the attainment of the performance measure is within a maximum range, the target award is 18% of base compensation for the chief executive officer, chief operating officer and senior vice presidents (with 2% increases relative to specified earnings per share increases) and 9% of base compensation for the vice presidents (with 1% increases relative to specified earnings per share increases).  The maximum performance award may not exceed 100% of base compensation for the chief executive officer, chief operating officer or senior vice presidents and may not exceed 50% of base compensation for any vice president.  If the minimum performance measure is not met, then no performance awards will be paid.  The Committee retains the discretion to reduce any performance award below the award established, and all awards are subject to final Board approval.

Item 9.01. Financial Statements and Exhibits.

(d)       The following exhibit is filed with this report:

Exhibit No.	Description
10.1	ADTRAN, Inc. Management Incentive Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTRAN, INC.
(Registrant)
Date: February 3, 2006	/s/ James E. Matthews
James E. Matthews Senior Vice President-Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	ADTRAN, Inc. Management Incentive Bonus Plan